Exhibit 10.4

RULES OF THE METAOPTICS PERFORMANCE SHARE PLAN 2026

1.	NAME OF THE PERFORMANCE SHARE PLAN

This Performance Share Plan shall be called the “MetaOptics Performance Share Plan 2026” (“MetaOptics PSP”).

2.	DEFINITIONS

In the MetaOptics PSP, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Singapore Companies Act”	:	The Companies Act 1967 of Singapore, as amended, modified or supplemented from time to time

“Adoption Date”	:	The date on which the MetaOptics PSP is adopted by the Shareholders of the Company at a general meeting

“Associate”	:	Shall have the meaning ascribed to it in the Catalist Rules

“Auditors”	:	The auditors of the Company for the time being

“Award”	:	A contingent award of Shares granted under the MetaOptics PSP

“Award Date”	:	In relation to an Award, the date on which the Award is granted pursuant to Rule 5

“Award Letter”	:	A letter in such form as the Committee shall approve confirming an Award granted to a Participant by the Committee

“Board”	:	The board of directors of the Company for the time being

“Catalist”	:	The sponsor-supervised listing platform of the SGX-ST

“Catalist Rules”	:	The Listing Manual Section B: Rules of Catalist of the SGX-ST, as amended, modified or supplemented from time to time

“CDP”	:	The Central Depository (Pte) Limited

“Committee”	:	The Remuneration Committee of the Company for the time being, duly authorised and appointed by the Board to administer the MetaOptics PSP

“Company”	:	MetaOptics Ltd

“Control”	:	The capacity to dominate decision-making, directly or indirectly, in relation to the financial and operating policies of the Company

“Controlling Shareholder”	:	A person who (a) has an interest in the voting shares of the Company of an aggregate of not less than 15% of the total votes attached to all voting shares in the Company; or (b) in fact exercises Control over the Company

“Director”	:	A person holding office as a director of the Company for the time being

“Group”	:	The Company and its subsidiaries

“Group Employee”	:	A full-time employee of a Group Company (including any Group Executive Director who meets the relevant criteria and who shall be regarded as a Group Employee for the purposes of the MetaOptics PSP) selected by the Committee to participate in the MetaOptics PSP in accordance with the MetaOptics PSP.

“Group Executive Director”	:	A director of the Company and/or any of its subsidiaries, as the case may be, who performs an executive function

“Group Non-Executive Director”	:	A director of the Company and/or any of its subsidiaries, as the case may be, other than one who performs an executive function

“M&AA”	:	The amended and restated memorandum and articles of association of the Company, as amended from time to time

“MetaOptics PSP”	:	The MetaOptics Performance Share Plan 2026, as the same may be modified or altered from time to time

“Participant”	:	The holder of an Award (including, where applicable, the executor or personal representative of such holder)

“Performance Condition”	:	In relation to an Award, the performance condition prescribed by the Committee to be fulfilled or satisfied by the Participant as specified on the Award Date in relation to that Award

“Performance Period”	:	A period, the duration of which is to be determined by the Committee at its discretion on the Award Date, during which the Performance Condition is to be fulfilled or satisfied

“Record Date”	:	The date as at the close of business (or such other time as may have been prescribed by the Company) on which Shareholders must be registered in order to participate in the dividends, rights, allotments or other distributions (as the case may be)

“Release”	:	In relation to an Award, the release at the end of the Performance Period relating to that Award of all or some of the Shares to which that Award relates in accordance with Rule 7 and, to the extent that any Shares which are the subject of the Award are not released pursuant to Rule 7, the Award in relation to those Shares shall lapse accordingly and “Released” shall be construed accordingly

“Release Schedule”	:	In relation to an Award, a schedule in such form as the Committee shall approve, setting out the extent to which Shares which are the subject of that Award shall be Released on the Performance Condition being satisfied (whether fully or partially) or exceeded or not being satisfied, as the case may be, at the end of the Performance Period.

“Released Award”	:	An Award which has been released in accordance with Rule 7

“Retention Period”	:	Such retention period as may be determined by the Committee and notified to the Participant at the grant of the relevant Award to that Participant

“Rules”	:	Rules of the MetaOptics PSP

“Securities Account”	:	The securities account maintained by a Depositor with CDP

“SFA”	:	The Securities and Futures Act 2001 of Singapore, as amended, supplemented or modified from time to time

“SGX-ST”	:	The Singapore Exchange Securities Trading Limited

“Shareholders”	:	The registered holders for the time being of the Shares

“Shares”	:	Ordinary shares in the capital of the Company

“Trading Day”	:	A day on which the Shares are traded on the SGX-ST

“Vesting”	:	In relation to Shares which are the subject of a Released Award, the absolute entitlement to all or some of the Shares which are the subject of a Released Award and “Vest” and “Vested” shall be construed accordingly

“Vesting Date”	:	In relation to Shares which are the subject of a Released Award, the date as determined by the Committee and notified to the relevant Participant on which those Shares have Vested pursuant to Rule 7

Currencies, Units and Others

“S$” or “$” and “cents”	:	Singapore dollar and cents respectively

“%” or “per cent.”	:	Per centum or percentage

The terms “Depositor”, “Depository Agent” and “Depository Register” shall have the meanings ascribed to them respectively in the SFA, the Cayman Islands Companies Act and/or the Singapore Companies Act, and/or the Catalist Rules, as the case may be.

The term “subsidiary” shall have the same meaning ascribed to it in Section 5 of the Act.

Any reference in the MetaOptics PSP to any enactment is a reference to that enactment as for the time being amended or re-enacted. Any word defined under the Act or any statutory modification thereof and used in the MetaOptics PSP shall have the meaning assigned to it under the Act or any statutory modification thereof, as the case may be.

Words importing the singular number shall, where applicable, include the plural number and vice versa. Words importing the masculine gender shall, where applicable, include the feminine and neuter genders and vice versa. References to persons shall include corporations.

Any reference to a time of day shall be a reference to Singapore time.

3.	OBJECTIVES OF THE METAOPTICS PSP

3.1	The MetaOptics PSP is a performance incentive scheme which will form an integral part of the Group’s incentive compensation program.

3.2	The objectives of the MetaOptics PSP are as follows:

(a)	provide an opportunity for Participants to participate in the equity of the Company, thereby inculcating a stronger sense of identification with the long-term prosperity of the Group and promoting organisational commitment, dedication and loyalty of Participants towards the Group;

(b)	foster an ownership culture within the Group which aligns the interests of Participants with the interests of shareholders;

(c)	motivate Participants to strive towards performance excellence and to maintain a high level of contribution to the Group;

(d)	give recognition to contributions made or to be made by Participants by introducing a variable component into their remuneration package; and

(e)	make employee remuneration sufficiently competitive to recruit and retain staff whose contributions are important to the long-term growth and profitability of the Group.

4.	ELIGIBILITY OF PARTICIPANTS

4.1	The following persons shall be eligible to participate in the MetaOptics PSP at the absolute discretion of the Committee, provided that, as at the Award Date, such person has attained the age of twenty-one (21) years and is not an undischarged bankrupt and has not entered into a composition with his/her creditors:

(a)	Group Employees (including Group Executive Directors);

(b)	Group Non-Executive Directors (including Independent Directors); and

(c)	Controlling Shareholders and their Associates,

who, in the opinion of the Committee, have contributed or will contribute to the success of the Group.

4.2	Persons who are Controlling Shareholders and their Associates who satisfy the criteria set out in Rule 4.1 above shall be eligible to participate in the MetaOptics PSP, at the absolute discretion of the Committee, provided that:

(a)	written justification has been provided to Shareholders for such person’s participation at the introduction of the MetaOptics PSP or prior to the first Grant of Options to him;

(b)	(i) the participation by each such person, and (ii) the actual or maximum number of Shares and terms of any Awards to be granted to each such person have been specifically approved by Shareholders of the Company who are not beneficiaries of the grant in a general meeting in separate resolutions for each such person; and

(c)	all conditions for their participation in the MetaOptics PSP as may be required by the Catalist Rules and any other regulations or requirements of the SGX-ST from time to time are satisfied,

provided always that it shall not be necessary to obtain the approval of the independent shareholders of the Company for the participation in the MetaOptics PSP of a Controlling Shareholder or his Associate who is, at the relevant time, already a Participant.

4.3	There shall be no restriction on the eligibility of any Participant to participate in any other share option or share incentive schemes implemented by any of the other companies within the Group.

4.4	Subject to the Cayman Islands Companies Act, the Singapore Companies Act and any requirements of the SGX-ST, the terms of eligibility for participation in the Scheme may be amended from time to time at the absolute discretion of the Committee.

5.	GRANT OF AWARDS

5.1	Subject to the Rules, the Committee may grant Awards to eligible Group Employees (including Executive Directors), Group Non-Executive Directors (including independent Directors), Controlling Shareholders and their Associates, and in each case, as the Committee may select in its absolute discretion, at any time during the period when the MetaOptics PSP is in force, provided that (i) no Award shall be granted during the period commencing one month before the announcement of the Company’s half year and full year financial statements (or such relevant period as prescribed under the Catalist Rules) and (ii) in the event that an announcement on any matter involving unpublished price sensitive information is made, Awards may only be granted on or after the second Market Day from the date on which the aforesaid announcement is made.

5.2	The Committee shall decide, in its absolute discretion, in relation to each Award:

(a)	the Participant;

(b)	the Award Date;

(c)	the number of Shares which are the subject of the Award (subject to Rule 4.2 and Rule 8);

(d)	the Performance Period;

(e)	the Performance Condition;

(f)	the Release Schedule; and

(g)	any other condition which the Committee may determine in relation to that Award, provided that the requirements under the Catalist Rules and any other regulations or requirements of the SGX-ST from time to time are complied with.

The Performance Condition in relation to each Award shall be determined by the Committee in its absolute discretion, taking into account the objective of setting incremental performance targets or benchmarks which are in line with the objectives of the Company and the Group, as well as criteria such as the past and current performance, number of years of service, market conditions, scope of work and responsibilities of such Participant and any other qualitative factors.

5.3	The Committee may amend or waive the Performance Period, the Performance Condition and/or the Release Schedule in respect of any Award and shall notify the Participants of such change or waiver:

(a)	in the event of a general offer (whether conditional or unconditional) being made for all or any part of the Shares or if under any applicable laws, a court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with another company or companies or in the event of a proposal to liquidate or sell all or substantially all of the assets of the Company; or

(b)	if anything happens which causes the Committee to conclude that:

(c)	a changed Performance Condition and/or Release Schedule would be a fairer measure of the performance of a Participant, and would be no less difficult to satisfy; or

(d)	the Performance Condition and/or Release Schedule should be waived, as the Participant has achieved a level of performance that the Committee considers satisfactory notwithstanding that the Performance Condition may not have been fulfiled or for any other reason, and shall notify the Participants of such change or waiver (but accidental omission to give notice to any Participant(s) shall not invalidate any such change or waiver).

5.4	As soon as reasonably practicable after making an Award the Committee shall send to the relevant Participant an Award Letter confirming the Award and specifying in relation to the Award:

(a)	the Award Date;

(b)	the number of Shares which are the subject of the Award;

(c)	the Performance Period;

(d)	the Performance Condition;

(e)	the Release Schedule;

(f)	the Vesting Date; and

(g)	any other condition which the Committee may determine in relation to that Award.

5.5	Participants are not required to pay for the grant of Awards.

5.6	An Award or Released Award shall be personal to the Participant to whom it is granted and, prior to the allotment and/or transfer to the Participant of the Shares to which the Released Award relates, shall not be transferred (other than to a Participant’s personal representative on the death of that Participant), charged, assigned, pledged, mortgaged, encumbered or otherwise disposed of, in whole or in part, except with the prior approval of the Committee and if a Participant shall do, suffer or permit any such act or thing as a result of which he would or might be deprived of any rights under an Award or Released Award without the prior approval of the Committee, that Award or Released Award shall immediately lapse.

5.7	The grant of an Award to a Participant shall be accepted by the Participant within 15 days from the Award Date by completing, signing and returning to the Company an acceptance form in such form as the Committee shall approve, provided that the Participant remains eligible to participate in this MetaOptics PSP in accordance with the Rules on the date which the Committee receives such acceptance form. The Participant may accept or refuse the whole but not part of the Award offered. The Committee shall within 15 days of receipt of the acceptance form, acknowledge the receipt thereof.

5.8	If the grant of an Award is not accepted by the Participant in the manner as provided in Rule 5.7, the Award offered shall, upon the expiry of the 15-day period referred in Rule 5.7, automatically lapse and shall forthwith become void and cease to have effect.

6.	EVENTS PRIOR TO THE VESTING DATE

6.1	An Award shall, to the extent not yet Released, immediately lapse and become void and cease to have effect on the occurrence of any of the following events (and in such an event, the Participant shall have no claim whatsoever against the Company, its Directors or employees):

(a)	in the event of misconduct on the part of the Participant as determined by the Committee in its discretion;

(b)	subject to Rule 6.2(b), upon the Participant ceasing to be in the employment of or being a Director of the Group, for any reason whatsoever; or

(c)	in the event of an order being made or a resolution passed for the winding-up of the Company on the basis, or by reason, of its insolvency.

For the purpose of Rule 6.1(b), the Participant shall be deemed to have ceased to be so employed as of the date the notice of termination of employment is tendered by or is given to him, unless such notice shall be withdrawn prior to its effective date.

6.2	In any of the following events:

(a)	the bankruptcy of the Participant or the happening of any other event which results in his being deprived of the legal or beneficial ownership of or interest in an Award;

(b)	where the Participant ceases to be in the employment of the Group, by reason of:

(i)	ill health, injury or disability (in each case, evidenced to the satisfaction of the Committee);

(ii)	redundancy;

(iii)	retirement at or after the legal retirement age;

(iv)	retirement before the legal retirement age with the consent of the Committee;

(v)	the company by which he is employed or to which he is seconded, as the case may be, ceasing to be a company within the Group, or the undertaking or part of the undertaking of such company being transferred otherwise than to another company within the Group, as the case may be;

(vi)	(where applicable) his transfer of employment between companies within the Group;

(vii)	his transfer to any government ministry, governmental or statutory body or corporation at the direction of any company within the Group; or

(viii)	any other event approved by the Committee at its absolute discretion;

(c)	the death of the Participant; or

(d)	any other event approved by the Committee at its absolute discretion,

the Committee may, in its absolute discretion, preserve all or any part of any Award and decide as soon as reasonably practicable following such event either to Vest some or all of the Shares which are the subject of any Award or to preserve all or part of any Award until the end of the Performance Period and subject to the provisions of the Plan. In exercising its discretion, the Committee will have regard to all circumstances on a case-by-case basis, including (but not limited to) the contributions made by that Participant and the extent to which the Performance Condition has been satisfied.

6.3	Without prejudice to the provisions of Rule 5.4 and to the extent of an Award yet to be Released, if before the Vesting Date, any of the following occurs:

(a)	a general offer (whether conditional or unconditional) being made for all or any part of the Shares;

(b)	a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with another company or companies being approved by shareholders of the Company and/or sanctioned by the court under any applicable laws;;

(c)	an order for the compulsory winding-up of the Company is made; or

(d)	a resolution for a voluntary winding-up (other than for amalgamation or reconstruction) of the Company being made,

the Committee will consider, at its discretion, whether or not to Release any Award, and will take into account all circumstances on a case-by-case basis, including (but not limited to) the contributions made by that Participant. If the Committee decides to Release any Award, then in determining the number of Shares to be Vested in respect of such Award, the Committee will have regard to the proportion of the Performance Period which has elapsed and the extent to which the Performance Condition has been satisfied. Where such Award is Released, the Committee will, as soon as practicable after such Release, procure the allotment or transfer to each Participant of the number of Shares so determined, such allotment or transfer to be made in accordance with Rule 7.

7.	RELEASE OF AWARDS

7.1	Review of Performance Condition

(a)	In relation to each Performance-related Award, as soon as reasonably practicable after the end of each relevant Performance Period, the Committee shall review the Performance Condition specified in respect of each Award and determine at its discretion whether it has been satisfied and, if so, the extent to which it has been satisfied, and provided that the relevant Participant has continued to be an eligible person under Rule 4.1 from the Award Date up to the end of the Performance Period, shall Release to that Participant all or part (as determined by the Committee at its discretion in the case where the Committee has determined that there has been partial satisfaction of the Performance Condition) of the Shares to which his Award relates in accordance with the Release Schedule specified in respect of his Award on the Vesting Date. If not, the Awards shall lapse and be of no value.

If the Committee determines in its sole discretion that the Performance Condition has not been satisfied or (subject to Rule 6) or if the relevant Participant has not continued to be an eligible person under Rule 4.1 from the Award Date up to the end of the relevant Performance Period, that Award shall lapse and be of no value and the provisions of Rule 7 (save for this Rule 7.1(a)) shall be of no effect.

The Committee shall have the discretion to determine whether the Performance Condition has been satisfied (whether fully or partially) or exceeded and in making any such determination, the Committee shall have the right to make computational adjustments to the audited results of the Company or the Group, to take into account such factors as the Committee may determine to be relevant, including changes in accounting methods, taxes and extraordinary events, and further the right to amend the Performance Condition if the Committee decides that a changed performance target would be a fairer measure of performance.

(b)	Shares which are the subject of a Released Award shall be Vested to a Participant on the Vesting Date, which shall be a Trading Day falling as soon as practicable after the review by the Committee referred to in Rule 7.1(a) and, on the Vesting Date, the Committee will procure the allotment or transfer to each Participant of the number of Shares so determined.

(c)	Where new Shares are allotted upon the Vesting of any Award, the Company shall, as soon as practicable after such allotment, apply to the SGX-ST for the listing of and quotation for such Shares on the Catalist of the SGX-ST.

7.2	Release of Award

(a)	Subject to the prevailing legislation, the Catalist Rules and the constitution of the Company, the Company will have the flexibility to deliver Shares to Participants upon Release of their Awards by way of:

(i)	an allotment and issue of new Shares; and/or

(ii)	the transfer of existing Shares to the Participant, whether such existing Shares are purchased or acquired pursuant to a share buy back mandate granted by Shareholders (including any renewal of such mandate) or (to the extent permitted by law) held as treasury shares.

(b)	In determining whether to issue new Shares or to deliver existing Shares to Participants on Release of their Awards, the Company will take into account factors such as (but not limited to):

(i)	the prevailing market price of the Shares;

(ii)	the financial performance of the Group;

(iii)	the cash position of the Group and the projected capital requirements;

(iv)	the dilution impact (if any);

(v)	the cost to the Company of either issuing new Shares or purchasing existing Shares to hold as treasury shares; and

(vi)	the liquidity of the Shares based on the average daily trading volume of the Shares, and in particular whether the repurchase by the Company of existing Shares to deliver to Participants upon Release of their Awards would materially impact the market price of the Shares.

(c)	Subject to such consents or other required action of any competent authority under any regulations or enactments for the time being in force as may be necessary and subject to compliance with the terms of the MetaOptics PSP and the Constitution of the Company, the Company shall, within ten (10) Market Days after the Release of an Award, allot and issue the relevant Shares or transfer the treasury shares (as the case may be), and do such acts or things which are necessary for the transfer to be effective.

(d)	Shares which are allotted (as an issue of new Shares) or transferred (as a transfer of Shares then held by the Company as treasury Shares) on the Release of an Award to a Participant shall be issued in the name of, or transferred to, CDP to the credit of the securities account of that Participant maintained with CDP or the securities sub-account of that Participant maintained with a Depository Agent, in each case, as designated in writing by that Participant.

7.3	Shares

New Shares allotted and issued, and existing Shares procured by the Company for transfer, to a Participant on the Release of an Award shall:

(a)	be subject to all the provisions of the Constitution of the Company; and

(b)	rank for any dividend, right, allotment or other distribution on the Record Date of which is on or after the relevant Vesting Date and (subject as aforesaid) will rank pari passu in all respects with the Shares then existing.

7.4	Moratorium

Shares which are allotted and issued or transferred to a Participant pursuant to the Release of an Award shall not be transferred, charged, assigned, pledged or otherwise disposed of or encumbered, in whole or in part, during the Retention Period, except to the extent set out in the Award Letter or with the prior approval of the Committee. The Company may take steps that it considers necessary or appropriate to enforce or give effect to this disposal restriction including specifying in the Award Letter the conditions which are to be attached to an Award for the purpose of enforcing this disposal restriction.

8.	LIMITATION ON THE SIZE OF THE METAOPTICS PSP

8.1	The aggregate number of Shares which may be issued or transferred pursuant to Awards granted under the MetaOptics PSP on any date, when added to the aggregate number of Shares issued and issuable and/or transferred and transferrable in respect of (a) all Awards granted under the MetaOptics PSP, and (b) all options granted under any other share option, share incentive, performance share or restricted share plan implemented by the Company and for the time being in force, shall not exceed fifteen per cent. (15%) of the total number of issued Shares excluding treasury shares and subsidiary holdings on the day preceding that date.

8.2	The aggregate number of Shares which may be issued or transferred pursuant to Awards under the MetaOptics PSP to Participants who are Controlling Shareholders and their Associates shall not exceed twenty five per cent. (25%) of the Shares available under the MetaOptics PSP and such other share-based incentive schemes of the Company.

8.3	The number of Shares which may be issued or transferred pursuant to Awards under the MetaOptics PSP to each Participant who is a Controlling Shareholder or his Associate shall not exceed ten per cent. (10%) of the Shares available under the MetaOptics PSP and such other share-based incentive schemes of the Company.

8.4	The number of Shares in respect of which Awards may be offered to any Participant for subscription in accordance with the MetaOptics PSP shall be determined at the absolute discretion of the Committee, which may take into account (where applicable) criteria such as designation, responsibilities, past performance, number of years of service, contributions to the Group and potential for future development of such person.

8.5	Shares which are the subject of Awards which have lapsed for any reason whatsoever may be the subject of further Awards granted by the Committee under the MetaOptics PSP.

9.	ADJUSTMENT EVENTS

9.1	If a variation in the issued ordinary share capital of the Company (whether by way of a capitalisation of profits or reserves, rights issue, reduction of capital, subdivision, consolidation, distribution or otherwise) shall take place, then:

(a)	the class and/or number of Shares which are the subject of an Award to the extent not yet Vested and the rights attached thereto; and/or

(b)	the class and/or number of Shares in respect of which future Awards may be granted under the MetaOptics PSP,

may, at the option of the Committee, be adjusted in such manner as the Committee may determine to be appropriate, provided that no adjustment shall be made if as a result, the Participant receives a benefit that a shareholder of the Company does not receive.

9.2	Unless the Committee considers an adjustment to be appropriate, (a) the issue of securities as consideration for an acquisition or a private placement of securities, or (b) the cancellation of issued Shares purchased or acquired by the Company by way of a market purchase of such Shares undertaken by the Company on the SGX-ST during the period when a share purchase mandate granted by Shareholders (including any renewal of such mandate) is in force, shall not normally be regarded as a circumstance requiring adjustment.

9.3	Notwithstanding the provisions of Rule 9.1, any adjustment (except in relation to a capitalisation issue) must be confirmed in writing by the financial advisor(s) of the Company (to be appointed at the suitable time) (acting only as experts and not as arbitrators) to be in their opinion, fair and reasonable.

9.4	Upon any adjustment required to be made pursuant to this Rule 9, the Company shall notify the Participant (or his duly appointed personal representatives where applicable) in writing and deliver to him (or his duly appointed personal representatives where applicable) a statement setting forth the class and/or number of Shares thereafter to be issued or transferred on the Vesting of an Award. Any adjustment shall take effect upon such written notification being given.

9.5	Notwithstanding the provisions of Rule 9.1 or that no adjustment is required under the provisions of the MetaOptics PSP, the Committee may, in any circumstances where it considers that no adjustment should be made or that it should take effect on a different date or that an adjustment should be made to any of the matters referred to in Rule 9.1 notwithstanding that no adjustment is required under the said provisions (as the case may be), request the financial advisor(s) of the Company (to be appointed at the suitable time) to consider whether for any reasons whatsoever the adjustment or the absence of an adjustment is appropriate or inappropriate as the case may be, and, after such consideration, no adjustment shall take place or the adjustment shall be modified or nullified or an adjustment made (instead of no adjustment made) in such manner and on such date as shall be considered by such financial advisor(s) of the Company (to be appointed at the suitable time) (acting only as experts and not as arbitrators) to be in their opinion, fair and reasonable.

10.	ADMINISTRATION OF THE METAOPTICS PSP

10.1	The MetaOptics PSP shall be administered by the Committee in its absolute discretion with such powers and duties as are conferred on it by the Board, provided that no member of the Committee shall participate in any deliberation or decision in respect of Awards to be granted to him or held by him.

10.2	The Committee shall have the power, from time to time, to make and vary such arrangements, guidelines and/or regulations (not being inconsistent with the MetaOptics PSP) for the implementation and administration of the MetaOptics PSP, to give effect to the provisions of the MetaOptics PSP and/or to enhance the benefit of the Awards and the Released Awards to the Participants, as it may, in its absolute discretion, think fit. Any matter pertaining or pursuant to the MetaOptics PSP and any dispute and uncertainty as to the interpretation of the MetaOptics PSP or any rule, regulation or procedure thereunder or any rights under the MetaOptics PSP shall be determined by the Committee in its absolute discretion.

10.3	Neither the MetaOptics PSP nor the grant of Awards under the MetaOptics PSP shall impose on the Company or the Committee or any of its members any liability whatsoever in connection with: (a) the lapsing of any Awards pursuant to any provision of the MetaOptics PSP; (b) the failure or refusal by the Committee to exercise, or the exercise by the Committee of, any discretion under the MetaOptics PSP; and/or (c) any decision or determination of the Committee made pursuant to any provision of the MetaOptics PSP.

10.4	Any decision or determination of the Committee made pursuant to any provision of the MetaOptics PSP (other than a matter to be certified by the financial advisor(s) of the Company (to be appointed at the suitable time)) shall be final, binding and conclusive (including for the avoidance of doubt, any decisions pertaining to disputes as to the interpretation of the MetaOptics PSP or any rule, regulation or procedure hereunder or as to any rights under the MetaOptics PSP). The Committee shall not be required to furnish any reasons for any decision or determination made by it.

11.	NOTICES AND COMMUNICATIONS

11.1	Any notice required to be given by a Participant to the Company shall be sent or made to the registered office of the Company or such other addresses (including electronic mail addresses) or facsimile number, and marked for the attention of the Committee, as may be notified by the Company to him in writing.

11.2	Any notices or documents required to be given to a Participant or any correspondence to be made between the Company and the Participant shall be given or made by the Committee (or such person(s) as it may from time to time direct) on behalf of the Company and shall be delivered to him by hand or sent to him at his home address, electronic mail address or facsimile number according to the records of the Company or the last known address, electronic mail address or facsimile number of the Participant.

11.3	Any notice or other communication from a Participant to the Company shall be irrevocable, and shall not be effective until received by the Company. Any other notice or communication from the Company to a Participant shall be deemed to be received by that Participant, when left at the address specified in Rule 11.2 or, if sent by post, on the day following the date of posting or, if sent by electronic mail or facsimile transmission, on the day of despatch.

12.	MODIFICATIONS TO THE METAOPTICS PSP

12.1	Any or all the provisions of the MetaOptics PSP may be modified and/or altered at any time and from time to time by a resolution of the Board, except that:

(a)	no modification or alteration shall be made which would adversely affect the rights attached to any Award granted prior to such modification or alteration except with the prior consent in writing of such number of Participants who, if their Awards were Released to them upon the Performance Conditions for their Awards being satisfied in full, would become entitled to not less than 75% of the aggregate number of the Shares which would fall to be Vested upon Release of all outstanding Awards upon the Performance Conditions for all outstanding Awards being satisfied in full;

(b)	any modifications or alterations which would be to the advantage of Participants under the MetaOptics PSP shall be subject to the prior approval of the Shareholders in general meeting; and

(c)	no modification or alteration shall be made without the prior approval of the SGX-ST and such other regulatory authorities as may be necessary.

12.2	Notwithstanding anything to the contrary contained in Rule 12.1, the Board may at any time by resolution (and without other formality, save for the prior approval of SGX-ST) amend or alter the MetaOptics PSP in any way to the extent necessary or desirable, in the opinion of the Committee, to cause the MetaOptics PSP to comply with, or take into account, any statutory provision (or any amendment or modification thereto, including amendment of or modification to the Act) or the provision or the regulations of any regulatory or other relevant authority or body (including the SGX-ST).

12.3	Written notice of any modification or alteration made in accordance with this Rule 12 shall be given to all Participants, but accidental omission to give notice to any Participant(s) shall not invalidate any such modifications or alterations.

13.	TERMS OF EMPLOYMENT UNAFFECTED

Notwithstanding the provisions of any other Rule:

(a)	the MetaOptics PSP or any Award shall not form part of any contract of employment between the Company and/or any Subsidiary and/or any Employee and the rights and obligations of any individual under the terms of the office or employment with any such company shall not be affected by his participation in the MetaOptics PSP or any right which he may have to participate in it or any Award which he may be granted and the MetaOptics PSP or any Award shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever (whether lawful or not); and

(b)	the MetaOptics PSP shall not confer on any person any legal or equitable rights (other than those constituting the Awards themselves) against the Company and/or any Subsidiary directly or indirectly or give rise to any cause of action at law or in equity against any such company, its Directors or employees.

14.	DURATION OF THE METAOPTICS PSP

14.1	The MetaOptics PSP shall continue to be in force at the discretion of the Committee, subject to a maximum period of ten (10) years commencing on the Adoption Date, provided always that the MetaOptics PSP may, subject to applicable laws and regulations, continue beyond the above stipulated period with the approval of the Shareholders by ordinary resolution in general meeting and of any relevant authorities which may then be required.

14.2	The MetaOptics PSP may be terminated at any time at the discretion of the Committee, or by an ordinary resolution of the Company in general meeting, subject to all other relevant approvals which may be required and if the MetaOptics PSP is so terminated, no further Awards shall be granted by the Committee hereunder.

14.3	The expiry or termination of the MetaOptics PSP shall not affect Awards which have been granted prior to such expiry or termination, whether such Awards have been Released (whether fully or partially) or not.

15.	TAXES

All taxes (including income tax) arising from the grant or Release or Vesting of any Award granted to any Participant under the MetaOptics PSP shall be borne by that Participant.

16.	COSTS AND EXPENSES OF THE METAOPTICS PSP

16.1	Notwithstanding anything herein, each Participant shall be responsible for all fees of CDP relating to or in connection with the issue and allotment or transfer of any Shares pursuant to the Release of any Award in CDP’s name, the deposit of share certificate(s) with CDP, the Participant’s securities account with CDP, or the Participant’s securities sub-account with a Depository Agent.

16.2	Each Participant shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the grant or Vesting of the relevant Award to such Participant. The Company shall not be responsible for any failure by any Participant to obtain any such consent or for any tax or other liability to which such Participant may become subject as a result of his participation in the MetaOptics PSP.

16.3	Save for the taxes referred to in Rule 15 and such other costs and expenses expressly provided in the MetaOptics PSP to be payable by the Participants, all fees, costs and expenses incurred by the Company in relation to the MetaOptics PSP including but not limited to the fees, costs and expenses relating to the allotment and issue, or transfer, of Shares pursuant to the Release of any Award shall be borne by the Company.

17.	DISCLAIMER OF LIABILITY

Notwithstanding any provisions herein contained, the Company, its Directors or employees or the Committee shall not under any circumstances be held liable for any costs, losses, expenses, liabilities or damages whatsoever and howsoever arising in any matter under or in connection with the MetaOptics PSP, including but not limited to any delay or failure to issue, or procure the transfer of, the Shares or to apply for or procure the listing of new Shares on the SGX-ST in accordance with Rule 7.1(c) (and any other stock exchange on which the Shares are quoted or listed).

18.	ANNUAL REPORT DISCLOSURE

18.1	The Company shall make the following disclosures (as applicable) in its annual report to Shareholders for the duration of the MetaOptics PSP:

(a)	the names of the members of the Committee administering the MetaOptics PSP;

(b)	the information required in the table below for the following Participants of the MetaOptics PSP:

(i)	Participants who are Directors of the Company;

(ii)	Participants who are Controlling Shareholders and their Associates; and

(iii)	Participants (other than those in paragraphs (i) and (ii) above) who receive Shares pursuant to the Release of Awards granted under the MetaOptics PSP which, in aggregate, represent 5% or more of the aggregate of the total number of Shares available under the MetaOptics PSP; and

Name of Participant	Aggregate number of Shares comprised in Awards granted during the financial year under review (including terms)	Aggregate number of Shares comprised in Awards granted since commencement of the MetaOptics PSP to the end of the financial year under review	Aggregate number of Shares comprised in Awards released since commencement of the MetaOptics PSP to the end of the financial year under review	Aggregate number of Shares comprised in Awards not yet Released as at the end of the financial year under review

(c)	such other information as may be required by the Catalist Rules, the Companies Act and all other applicable laws and requirements,

If any of the above requirements are not applicable, an appropriate negative statement should be included therein.

18.2	The Company shall also make the necessary disclosures in the form of announcements to Shareholders, in accordance with Rule 704(32) of the Catalist Rules.

19.	DISPUTES

Any disputes or differences of any nature arising hereunder (other than matters to be confirmed by the financial advisor(s) (to be appointed at the suitable time) in accordance with the MetaOptics PSP) shall be referred to the Committee and its decision shall be final and binding in all respects (including any decisions pertaining to disputes as to interpretation of the MetaOptics PSP or any Rule, regulation, procedure thereunder or as to any rights under the MetaOptics PSP).

20.	CONDITION OF AWARDS

Every Award shall be subject to the condition that no Shares would be issued or transferred pursuant to the vesting of any Award if such issue or transfer would be contrary to any law or enactment, or any rules or regulations of any legislative or non-legislative governing body for the time being in force in Singapore or any other relevant country having jurisdiction in relation to the issue or transfer of Shares hereto.

21.	ABSTENTION FROM VOTING

Shareholders who are eligible to participate in the MetaOptics PSP must abstain from voting on any Shareholders’ resolution relating to the MetaOptics PSP, including any Shareholders’ resolution relating to the implementation of the MetaOptics PSP, or the participation by and Awards granted to, Controlling Shareholders and/or their Associates, and should not accept nominations as proxy or otherwise for voting unless specific instructions have been given in the Proxy Form on how the vote is to be cast.

22.       GOVERNING LAW

The MetaOptics PSP shall be governed by, and construed in accordance with, the laws of the Republic of Singapore. The Participants, by accepting grants of Awards in accordance with the MetaOptics PSP, and the Company submit to the exclusive jurisdiction of the courts of the Republic of Singapore.

23.       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 2001

No person other than the Company or a Participant shall have any right to enforce any provision of the MetaOptics PSP or any Award by virtue of the Contracts (Rights of Third Parties) Act 2001 of Singapore.